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                         ARTICLES OF INCORPORATION

                                     OF

                            OFFICE MANAGER, INC.



     THE UNDERSIGNED, having associated ourselves together for the purpose of forming a corporation for the transaction of business and the promotion and conduct of the objects and purposes hereinafter stated, under the provisions of  and subject to the requirements of the laws of the State of

Nevada, do make, record and file these Articles of Incorporation, in writing, and we do hereby certify:


                                 ARTICLE I

     NAME The name of the Corporation shall be:   Office Manager, Inc.


                                 ARTICLE II

                                  PURPOSE

     The purpose for which said Corporation is formed and the nature of the objects proposed to be transacted and carried on by it is to engage in any and all other lawful activity, as provided by the laws of the State of

Nevada.



                                ARTICLE III


                               CAPITAL STOCK

     The authorized amount of Capital Stock of the Corporation shall be

Fifty Million (50,000,000) shares of Common Stock at $.001 par value per share, but said Capital Stock may be increased or decreased from time to time in accordance with the provisions of the laws of the State of Nevada.


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                                 ARTICLE IV

                              GOVERNING BOARD

     The members of the Governing Board of the Corporation are styled

Directors.  The initial board of directors shall consist of three members.

The names and addresses of the First Board of Directors are as follows:

     FIRST BOARD OF DIRECTORS

     Name                     Address

     Steven Weiss             51 Rachel Court
                              Franklin Park, New Jersey 08823

     John Michael Hickey      1601-1415 West Georgia Street
                              Vancouver, B.C.
                              Canada V6G 3C8

     Tammera K. Casull        1093 Eastridge Road
                              Sandy, Utah 84094


                                 ARTICLE V

                                INCORPORATOR

     The name and address of the incorporator signing these Articles of

Incorporation, who is above the age of eighteen (18) years, is as follows:

     Name                     Address
     -----------------        -----------------------------------

     Richard T. Ludlow        136 East South Temple, Suite 1700-A
                              Salt Lake City, Utah 84111


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                                 ARTICLE VI

                               RESIDENT AGENT


     The name and address of the Resident Agent is as follows:


     Name                          Address

     -------------------------
     Gateway Enterprises, Inc.     3230 East Flamingo Road, Suite 156
                                   Las Vegas, Nevada 89121

and Gateway Enterprises, Inc., does hereby certify that on the ____ day of

September, 2000, they accepted the appointment as Resident Agent of the

Corporation in accordance with Section 78.090, N.R.S.


                                ARTICLE VII

                              INDEMNIFICATION


     No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

Any repeal or modification of an Article by the stockholders of the

Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the

Corporation for acts or omissions prior to such repeal or modification.




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                                ARTICLE VIII


                            CONTROLLING INTEREST


     The provisions of NRS 78.378 to 78.3793, inclusive shall not be applicable to any acquisition of a controlling interest in the Corporation.


     IN WITNESS WHEREOF, I have hereunto subscribed my name this ____ day of September, 2000.



                                   ---------------------------------------

                                   Richard T. Ludlow

State of Utah       )
               :ss.
County of Salt Lake )

     On the ____ day of September, 2000, personally appeared before me, a notary public (or judge or other authorized person, as the case may be),

duly commissioned and sworn, Richard T. Ludlow, personally known or proven to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and who acknowledged that he executed the instrument.


     IN WITNESS WHEREOF,  I have executed this notary and affixed my official seal.


                                   NOTARY SEAL
----------------------------------
NOTARY PUBLIC

My Commission Expires:
                       -----------------------






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